                                                                     EXHIBIT 5.1

                           WILMER, CUTLER & PICKERING                Washington
                               2445 M Street, N.W.                   Baltimore
                           Washington, D.C. 20037-1420               New York
                                      ---                            London
                            Telephone (410) 986-2800                 Brussels
                            Facsimile (410) 986-2828                 Berlin

                                 March 1, 1999


Capital Automotive REIT
1420 Spring Hill Road, Suite 525
McLean, Virginia 22102

     Re:  Capital Automotive REIT
          -----------------------
          Registration Statement on Form S-3
          ----------------------------------

Dear Ladies and Gentlemen:

     We have acted as counsel to Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offering and sale from time to time of securities with an aggregate public offering price of up to $200,000,000. The securities offered and sold by the Company pursuant to the Registration Statement may be all or any combination of: (1) common shares of beneficial interest, par value $.01 per share (the "Common Shares"), in any class or series, of the Company,
(2) preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), in any class or series, of the Company, (3) senior debt securities of the Company (the "Senior Debt Securities"), subordinated debt securities of the Company (the "Subordinated Debt Securities") as well as guarantees (the "Guarantee"), if applicable, of the Senior Debt Securities or Subordinated Debt Securities, by Capital Automotive L.P., a Delaware limited partnership (the "Guarantor"), and/or (4) Warrants to purchase Common Shares, in any class or series, or Preferred Shares, in any class or series, (the "Warrants"). The Senior Debt Securities and the Subordinated Debt Securities, with or without any Guarantee, are collectively referred to herein as the "Debt Securities." The Common Shares, the Debt Securities, the Preferred Shares and the Warrants are collectively referred to herein as the "Securities." The Senior Debt Securities and any Guarantees thereof will be offered and sold pursuant to indentures (individually, the "Senior Indenture") between or among the Company and one or more trustees and other parties to the Senior Indenture. The Subordinated Debt Securities and any Guarantees thereof will be offered and sold pursuant to written indentures (individually, the "Subordinated Indenture") between or among the Company and one or more trustees or other parties to the

Capital Automotive REIT
March 1, 1999
Page 2


Subordinated Indenture. Any trustee under the Senior Indenture or the Subordinated Indenture is referred to herein as a "Trustee." Any Senior Indenture or Subordinated Indenture is referred to herein as an "Indenture." The Common Shares and/or Preferred Shares may be offered in any class or series and to the extent required will be offered and sold pursuant to Articles Supplementary or amendments to the Company's Amended and Restated Declaration of Trust to be filed with the Maryland State Department of Assessments and Taxation ("SDAT"). Any Warrants will be offered and sold pursuant to a written warrant agreement (the "Warrant Agreement).

     For the purposes of this opinion, we have examined copies of the following documents:

     1.  The Registration Statement;

     2. The Declaration of Trust of the Company (the "Declaration of Trust"), as amended, restated or supplemented, as certified by SDAT on February 23, 1999;

     3. The forms of the Indentures filed as exhibits to the Registration Statement;

     4. The Bylaws of the Company (the "Bylaws"), as amended, restated or supplemented, as of the date hereof;

     5. The Agreement of Limited Partnership of the Guarantor (the "Partnership Agreement"), as amended, restated or supplemented, as of the date hereof;

     6. The Resolutions of the Board of Trustees of the Company dated February 2, 1999; and

     7. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

     In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.

     In connection with the opinions expressed below, we have assumed that at and prior to the offering, sale and delivery of any Common Shares, Preferred Shares, Debt Securities or Warrants, as

Capital Automotive REIT
March 1, 1999
Page 3


the case may be, pursuant to the Registration Statement, (i) the Board of Trustees of the Company (or the committee of the Board or the officer authorized to act on behalf of the Company, or the general partner of the Guarantor, as the case may be,) will have duly established the rights, powers, privileges and preferences and other terms, if any, of any class or series, as applicable, of the Common Shares, Preferred Shares, Debt Securities or Warrants, (ii) the Resolutions of the Board of Trustees authorizing the offering and sale of the Securities have not have been amended, modified or rescinded, (iii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and
(iv) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Securities or the validity of any Security. We have also assumed that the terms of any Common Shares, Preferred Shares, Debt Securities or Warrants to be established subsequent to the date hereof; the offering, sale and delivery of any such Securities; and compliance by the Company (or the Guarantor, as the case may be,) with the rights, powers, privileges and preferences and other terms, if any, of such Common Shares, Preferred Shares, Debt Securities or Warrants will not at the time of such offering and sale violate or conflict with (1) the Declaration of Trust, as then amended, restated and supplemented, and Bylaws, as then amended, restated and supplemented, of the Company (or the Partnership Agreement, as then amended, restated or supplemented, of the Guarantor, if applicable,), (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company (or the Guarantor, if applicable,) is then a party or by which the Company (or the Guarantor, if applicable,) is then bound, or (3) any law or regulation or any decree, judgment or order applicable to the Company (or the Guarantor, if applicable,). We have further assumed that the number of Common Shares or Preferred Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued at such time. We have also assumed that prior to the offering and sale (1) ,in the case of Common Shares and Preferred Shares, as applicable, Articles Supplementary or an amendment to the Declaration of Trust will have been filed with, and accepted for record by, SDAT, (2) ,in the case of Debt Securities, an Indenture will have been executed and delivered by the Company, the Trustee and the other parties thereto that complies with the Trust Indenture Act of 1939, as amended, and any other applicable laws, and (3) ,in the case of Warrants, a written warrant agreement will have been executed and delivered by the Company (and any other maker thereof). Notwithstanding anything herein to the contrary, we have also assumed that in no event will the combined aggregate purchase prices for the Securities to be offered pursuant to the Registration Statement exceed the registered amount of $200,000,000.

Capital Automotive REIT
March 1, 1999
Page 4


     Based upon, subject to, and limited by the foregoing, we are of the opinion that:

     1. The offering and sale of Common Shares pursuant to the Registration Statement have been duly authorized and when Common Shares registered under the Registration Statement are offered and sold by the Company, and when they are paid for by the purchasers thereof and issued in accordance with their terms, such Common Shares will be validly issued, fully paid and nonassessable.

     2. The offering and sale of Preferred Shares pursuant to the Registration Statement have been duly authorized and when Preferred Shares registered under the Registration Statement are offered and sold by the Company, and when they are paid for by the purchasers thereof and issued in accordance with their terms, such Preferred Shares will be validly issued, fully paid and nonassessable.

     3. The offering and sale of Debt Securities pursuant to the Registration Statement have been duly authorized and when Debt Securities registered under the Registration Statement are offered and sold by the Company (and the Guarantor, if applicable,), and when they are paid for by the purchasers thereof and issued in accordance with their terms, such Debt Securities will constitute valid and binding obligations of the Company (and the Guarantor, if applicable,), enforceable against each of them, as applicable, in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     4. The offering and sale of Warrants pursuant to the Registration Statement have been duly authorized and when Warrants registered under the Registration Statement are offered and sold by the Company, and when they are paid for by the purchasers thereof and issued in accordance with their terms, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

Capital Automotive REIT
March 1, 1999
Page 5


     This opinion is limited to the laws of the United States, the General Corporation Law of Maryland and New York contract law (but not including any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of the State of New York). We are members of the Bar of the States of Maryland and New York and do not hold ourselves out as being experts in the laws of any other jurisdiction. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein under the caption "Legal Matters."

                              Very truly yours,

                              WILMER, CUTLER & PICKERING


                              By:  /s/ JOHN B. WATKINS, JR.
                                  ---------------------------------
                                   John B. Watkins, Jr., a partner